Exhibit 28(g)(i)(B)

AMENDED AND RESTATED SCHEDULE II

THIS AMENDED AND RESTATED SCHEDULE II effective as of March 27, 2015 is the Schedule II to that certain Custody Agreement between FundVantage Trust and The Bank of New York Mellon dated as of March 14, 2011, as may be amended from time to time.

SERIES

Bradesco Latin American Hard Currency Bond Fund

Bradesco Latin American Equity Fund

Cutwater High Yield Fund

Cutwater Multi-Sector Inflation Protection Fund

Cutwater Investment Grade Bond Fund

Cutwater Municipal Bond Inflation Protection Fund

Lateef Fund

WHV International Equity Fund

Pemberwick Fund

Private Capital Management Value Fund

Estabrook Value Fund

Estabrook Investment Grade Fixed Income Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

DuPont Capital Emerging Markets Fund

Polen Growth Fund

Boston Advisors Broad Allocation Strategy Fund

Montibus Small Cap Growth Fund

EIC Value Fund

DuPont Capital Emerging Markets Debt Fund

Gotham Absolute Return Fund

Gotham Enhanced Return Fund

Gotham Neutral Fund

Quality Dividend Fund

WHV/Seizert Small Cap Value Equity Fund

Sirios Focus Fund

Mount Lucas U.S. Focused Equity Fund

SkyBridge Dividend Value Fund

WHV/EAM Emerging Markets Small Cap Equity Fund

WHV/EAM International Small Cap Equity Fund

Gotham Absolute 500 Fund

Polen Capital Global Growth Fund

WHV/Acuity Tactical Credit Long/Short Fund

Gotham Enhanced 500 Fund

Gotham Total Return Fund (effective on or about March30, 2015)

Gotham Index Plus Fund (effective on or about March 30, 2015)

WHV/Rivington Global Equity Fund (effective on or about June 23, 2015)

WHV/Rivington International Equity Fund (effective on or about June 23, 2015)

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Schedule II to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON

		By:	/s/ Dorothy R. McKeown
		Name:	Dorothy R. McKeown
		Title:	Managing Director
		Date:	3/27/15

FUNDVANTAGE TRUST

By:	/s/James G. Shaw
Name:	James G. Shaw
Title:	CFO/Treasurer
Date:	3/30/2015